                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, dated as of March 1, 1997, is made by and between NEUROCRINE BIOSCIENCES, INC., a Delaware corporation (hereinafter the "Company"), and ERROL B. DE SOUZA (hereinafter "Executive").

                                R E C I T A L S

        WHEREAS, the Company and Executive entered into an employment agreement as of July 1, 1993;

        WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions under which Executive is to be continued to be employed by the Company on and after the date hereof; and

        WHEREAS, the Company wishes to be assured that Executive will be available to the Company for an additional three (3) years after March 1, 1997.

        NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:


                                   ARTICLE 1

                               TERM OF AGREEMENT

        1.1 Commencement Date. Executive's employment with the Company under this Agreement shall commence as of March 1, 1997 ("Commencement Date") and this Agreement shall expire after a period of three (3) years from the Commencement Date, unless terminated earlier pursuant to Article 6.

        1.2 Renewal. The term of this Agreement shall be automatically renewed for successive, additional three (3) year terms unless either party delivers written notice to the other at least ninety (90) days prior to the expiration date of this Agreement of an intention to terminate this Agreement or to renew it for a term of less than three (3) years but not less than (1) year. If the term of this Agreement is renewed for a term of less than three (3) years, then thereafter the term of this Agreement shall be automatically renewed for successive, additional identical terms unless either party delivers a written notice to the other at least ninety (90) days prior to a terminate date of this Agreement of an intention to terminate this Agreement or to renew it for a different term of not less than one (1) year.

        If this Agreement has not been terminated earlier pursuant to Article 6 and this Agreement is not renewed at the end of any term hereof by the Company for any reason except death, disability or retirement or other voluntary resignation of Executive, then (a) the Company shall pay to Executive all "Accrued Compensation" (as such term is defined in Section 6.1); (b) the Company shall continue to pay Executive as provided herein Executive's Base Salary over the period equal to twelve (12) months from the date of such nonrenewal of this Agreement as severance compensation; (c) the nonvested portion of the one-time contract renewal stock option grant described in Section 3.2 shall be fully vested; and (d) the Company shall pay all costs which the Company otherwise would have incurred to maintain all of Executive's health and welfare, and retirement benefits (either on the same or substantially equivalent terms and conditions) if the Executive had continued to render services to the Company for twelve (12) continuous months after the date of such nonrenewal of this Agreement. The Company shall have no further obligations to Executive other than those set forth in the preceding sentence. During such period when such Base Salary severance compensation is being paid to Executive, Executive shall not
(i) engage, directly or indirectly, in providing services to any other business program or project that is competitive to a program or project being conducted by the Company or any Affiliated Company at the time of non-renewal (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) solicit or attempt to solicit on behalf of himself or any other party any employee or exclusive consultant to the Company.

                                   ARTICLE 2

                               EMPLOYMENT DUTIES

        2.1 Title/Responsibilities. Executive hereby accepts employment with the Company pursuant to the terms and conditions hereof. Executive agrees to serve the Company in the position of Executive Vice President, research and Development. Executive shall report to the President and Chief Executive Officer. Executive shall have the powers and duties commensurate with such position, including but not limited to hiring personnel necessary to carry out the responsibilities for such position as set forth in the annual business plan approved by the Board of Directors (the "Board").

        2.2 Full Time Attention. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request, provided that Executive may also serve on the Boards of Directors of one or more other companies with the prior written consent of the Board at a regularly scheduled meeting of the Board.

        2.3 Other Activities. Except upon the prior written consent of the Board of Directors, Executive shall not during the period of employment engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company (an "Affiliated Company"), provided that Executive may own less than two percent of the outstanding securities of any such publicly traded competing corporation.

                                   ARTICLE 3

                                  COMPENSATION

        3.1 Base Salary. Executive shall receive a Base Salary at an annual rate of Two Hundred Sixty-One Thousand Seven Hundred Sixteen Dollars ($261,716), payable every two weeks in equal installments in accordance with the Company's normal payroll practices. The Company's Board of Directors shall provide Executive with annual performance reviews, and, thereafter, Executive shall be entitled to such increase in Base Salary as the Board of Directors may from time to time establish in its sole discretion.

        3.2 One-Time Renewal Bonus. The Company shall provide Executive a one-time contract renewal stock option grant in the form of an option to purchase fifty thousand (50,000) shares of the common stock of the Company, the maximum number of which shall be pursuant to Incentive Stock Options under the Neurocrine BioSciences, Inc. Stock Option/Stock Issuance Plan. The entire number of shares granted under such option, both Incentive and Non-Statutory, shall vest over four (4) years, with such vesting to be in accordance with the terms of the Neurocrine BioSciences, Inc. Stock Option/Stock Issuance Plan. The exercise price of this option shall be equal to the fair market value of the Company's common stock on the date of grant, which shall be the date this Agreement is approved by the Board or the Compensation Committee of the Board.

        3.3 Incentive Bonus. In addition to any other bonus Executive shall be awarded by the Company's Board of Directors, the Company shall pay Executive a bonus payment of up to fifty thousand dollars ($50,000) annually based upon achievement by the Company against 6 to 8 impact goals approved by the Board of Directors annually. Such goals shall be set forth in writing by the Board within ninety (90) days after the start of the

Company's fiscal year and a copy shall be delivered to Executive within fifteen
(15) days thereafter. The Board of Directors shall, in their sole discretion, determine whether such impact goals have been obtained.

        3.4 Withholdings. All compensation and benefits payable to Executive hereunder shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                                   ARTICLE 4

                     EXPENSE ALLOWANCES AND FRINGE BENEFITS

        4.1 Vacation. Executive shall be entitled to the greater of three (3) weeks of annual paid vacation or the amount of annual paid vacation to which Executive may become entitled under the terms of Company's vacation policy for employees during the term of this Agreement.

        4.2 Benefits. During the term of this Agreement, the Company shall also provide Executive with the usual health insurance benefits it generally provides to its other senior management employees. As Executive becomes eligible in accordance with criteria to be adopted by the Company, the Company shall provide Executive with the right to participate in and to receive benefits from life, accident, disability, medical, pension, bonus, stock, profit-sharing and savings plans and similar benefits made available generally to employees of the Company as such plans and benefits may be adopted by the Company, provided that Executive shall during the term of this Agreement be entitled to receive at a minimum standard medical and dental benefits similar to those typically afforded to Chief Executive Officers in similar sized biotechnology companies. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time.

        4.3 Relocation Loan. The Company has previously loaned to Executive the principal amount of $37,500 relating to certain relocation expenses. The parties agree that the terms of the loan shall be changed as of the date of this Agreement such that the loan shall have a term ending October 15, 1999 and an interest rate of six percent (6%) per annum. Executive agrees to execute a Promissory Note in the form attached hereto as Exhibit A. Such principal indebtedness and all interest accrued to that date shall be forgiven ratably on each of October 15, 1997, October 15, 1998 and October 15, 1999 as long as Executive continues to provide services for the Company until the relevant date. If Executive's employment is terminated for Cause (as defined in Section 6.3 below), or as a result of death, disability, retirement or other voluntary resignation prior to

October 15, 1999, the outstanding balance shall immediately be due and payable.

        4.4 Business Expense Reimbursement. During the term of this Agreement, Executive shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder.

        Executive agrees to furnish to the Company adequate records and other documentary evidence of such expenses for which Executive seeks reimbursement. Such expenses shall be reimbursed and accounted for under the policies and procedures established by the Company and the Audit Committee of the Board of Directors.

                                   ARTICLE 5

                                CONFIDENTIALITY

        5.1 Proprietary Information. Executive represents and warrants that he has previously executed and delivered to the Company the Company's standard Proprietary Information and Inventions Agreement in form acceptable to the Company's counsel.

        5.2 Return of Property. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to Proprietary Information as defined in the Proprietary Information and Inventions Agreement), and agrees not to make or retain copies, reproductions or summaries of any such property.

                                   ARTICLE 6

                                  TERMINATION

        6.1 By Death. The period of employment shall terminate automatically upon the death of Executive. In such event, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively "Accrued Compensation"), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

        6.2 By Disability. If Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of 120 consecutive days, or for 180 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment of Executive at such time. In such event, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive the Base Salary until such time (but not more than 90 days following termination), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability plan in which he is a participant.

        6.3 By Company for Cause. The Company may terminate the Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Board; (c) Executive willfully and habitually neglects the duties of employment; or (d) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that an of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) business days to cure such event.

        6.4 Termination Without Cause. At any time, the Company may terminate the employment of Executive without liability other than as set forth below, for any reason not specified in Section 6.3 above, by giving thirty (30) days advance written notice to Executive. If the Company elects to terminate Executive pursuant to this Section 6.4, (a) the Company shall continue to pay to Executive all Accrued Compensation; (b) the Company shall continue to pay to Executive as provided herein Executive's Base Salary over the period equal to twelve (12) months from the date of such termination as severance compensation;
(c) if

Executive's employment terminates in the second half of the Company's fiscal year, the Company shall make a lump-sum payment to Executive in an amount equal to a pro rata portion of the Executive's annual actual cash incentive bonus for Company's fiscal year preceding the year of termination based on the number of completed months of Executive's employment in the fiscal year divided by twelve
(12); (d) the vesting of all outstanding stock options held by Executive shall be accelerated so that the amount of shares vested under such options shall equal that number of shares which would have been vested if the Executive had continued to render services to the Company for twelve (12) continuous months after the date of his termination of employment; and (e) the Company shall pay all costs which the Company would otherwise have incurred to maintain all of Executive's health and welfare, and retirement benefits (either on the same or substantially equivalent terms and conditions) if the Executive had continued to render services to the Company for twelve (12) continuous months after the date of his termination of employment. The Company shall have no further obligations to Executive other than those set forth in the preceding sentence. During the period when such Base Salary severance compensation is being paid to Executive, Executive shall not (i) engage directly or indirectly, in providing services to any other business program or project that is competitive to a program or project being conducted by the Company or any Affiliated Company at the time of such employment termination (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) solicit, or attempt to solicit on behalf of himself or any other party any employee or exclusive consultant of the Company. If the Company terminates this Agreement or the employment of Executive with the Company other than pursuant to Section 6.1, 6.2 or 6.3, then this Section 6.4 shall apply.

        6.5 Constructive Termination. A Constructive Termination shall be deemed to be a termination of employment of Executive without cause pursuant to
Section 6.4. For purposes of this Agreement, a "Constructive Termination" means that the Executive voluntarily terminates his employment after any of the following are undertaken without Executive's express written consent:

                (a) the assignment to Executive of any duties or responsibilities which result in any diminution or adverse change of Executive's position, status or circumstances of employment; or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with the termination of his employment for death, disability, retirement, fraud, misappropriation, embezzlement (or any other occurrence which constitutes "Cause" under Section 6.3) or any other voluntary termination of employment by Executive other than a Constructive Termination;

                (b) a reduction by the Company in Executive's annual Base Salary by greater than five percent (5%);

                (c) a relocation of Executive, or the Company's principal executive offices if Executive's principal office is at such offices, to a location more than forty (40) miles from the location at which Executive is then performing his duties, except for an opportunity to relocate which is accepted by Executive in writing;

                (d) any material breach by the Company of any provision of this Agreement; or

                (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

        6.6 Termination Following Change in Control. In the event of a non-renewal of this Agreement, a termination without Cause or a Constructive Termination within eighteen (18) months following a Change in Control, Executive shall receive the same benefits package as Executive would have received upon a termination without Cause (except that the payment of Base Salary shall be made in the form of a lump sum), and in addition, the vesting of all outstanding stock options held by Executive shall be accelerated so that the options are immediately exercisable in full.

        6.7 Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Executive's employment hereunder, any of the following events shall occur:

                (a) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

                (b) The Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                (c) There is a report filed after the date of this Agreement on Schedule 13 D or Schedule 14 D-1 (or any successor schedule, form or report, each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;

        (d) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14 A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

        (e) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

        6.8 Termination by Executive. At any time, Executive may terminate his employment by giving thirty (30) days advance written notice to the Company. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate.

        6.9 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate the amount of any payment provided under this Agreement by seeking other employment or self-employment, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or through self-employment or by retirement benefits after the date of Executive's termination of employment from the Company.

        6.10 Coordination. If upon termination of employment Executive becomes entitled to rights under other plans, contracts or arrangements entered into by the Company, this Agreement shall be coordinated with such other arrangements so that Executive's rights under this Agreement are not reduced, and that any payments under this Agreement offset the same types of payments otherwise provided under such other arrangements, but do not otherwise reduce any payments or benefits under such other arrangements to which Executive becomes entitled.

                                   ARTICLE 7

                               GENERAL PROVISIONS

        7.1 Governing Law. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

        7.2     Assignment; Successors; Binding Agreement.

        7.2.1 Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.

        7.2.2 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        7.2.3 This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Executive should die while any amount is at such time payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

        7.3 Certain Reduction of Payments. In the event that any payment or benefit received or to be received by Executive under this Agreement would result in all or a portion of such payment to be subject to the excise tax on "golden parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Executive's payment shall be either (a) the full payment or (b) such lesser amount which would result in no portion of the payment being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code.

        7.4 Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


        To the Company:         Neurocrine Biosciences, Inc.
                                3050 Science Park Road
                                San Diego, CA 92121
                                Attn: Chairman of Compensation
                                        Committee
        To Executive:           Errol B. De Souza
                                4507 South Lane
                                Del Mar, CA 92014

        7.5 Modification; Waiver; Entire Agreement. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        This Agreement supersedes and amends and restates the Employment Agreement dated July 1, 1993 as amended and supplemented between the Company and the Executive.

        7.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


        7.7     Controlling Document.  Except to the extent described in
Section 6.10, in case of conflict between any of the terms and conditions of this Agreement and the documents herein referred to, the terms and conditions of this Agreement shall control.

        7.8 Executive Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

        7.9     Remedies.

        7.9.1 Injunctive Relief. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

        7.9.2   Exclusive. Both parties agree that the remedy specified in
Section 7.9.1 above is not exclusive of any other remedy for the breach by Executive of the terms hereof.

        7.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.




                                       12

        7.11 Prevailing Party Expenses. In the event that any action or proceeding is commenced to enforce the provisions of this Agreement, the court adjudicating such action or proceeding shall award to the prevailing party all costs and expenses thereof, including, but not limited to, reasonable attorneys' fees, court costs, and all other related expenses.

        Executed by the parties as of the day and year first above written.


                                NEUROCRINE BIOSCIENCES, INC.


                                By /s/ GARY LYONS
                                  --------------------------------

                                  Its        CEO
                                     ------------------------------


                                EXECUTIVE:


                                /s/     ERROL B. DE SOUZA
                                -------------------------------------
                                        Errol B. De Souza

                                   EXHIBIT A

                                PROMISSORY NOTE

$37,500.00                                                         March 1, 1997

        Errol B. De Souza ("Obligor"), for value received, hereby promises to pay to the order of Neurocrine Biosciences, Inc., a Delaware corporation ("Payee" or the "Company"), at its principal office, the principal sum of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) with interest thereon at the rate of six percent (6%) per annum on the unpaid balance of the principal sum. All principal together with all unpaid accrued interest shall be due and payable on October 15, 1999. All payments hereunder shall first be applied towards the payment of accrued and unpaid interest and then shall be applied towards outstanding principal. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

        The principal sum of this Note and all interest accrued to that date shall be forgiven ratably on each of October 15, 1997, October 15, 1998 and October 15, 1999 as long as Obligor continues to provide services for the Company until the relevant date. This Note shall be due and payable in full immediately following the termination of Obligor's employment with the Company prior to October 15, 1999 as a result of death, disability, retirement or other voluntary resignation, or for Cause as set forth in the Employment Agreement dated as of March 1, 1997 between the Company and Obligor.

        In the event that Obligor fails to make payment on any date for payment hereinabove specified of all principal and interest due hereunder on such date, Obligor shall be deemed to be in default hereunder. In the event of such default, Payee may, at Payee's option and in Payee's sole discretion, fifteen
(15) days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration if such default has not been cured in such fifteen (15) day period.

        This Note currently is unsecured. However, the Company at its discretion may secure this Note with a deed of trust encumbering Obligor's principal residence. In the event of a default hereunder, Payee in addition to its rights to foreclose on such principal residence shall have full recourse to all other remedies available to it. The Company or other holder of this Note shall have full recourse against Obligor, and shall not be required to proceed against such principal residence or other collateral securing this Note in the event of default.

        Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

        If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

        Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

        If to Payee:    Neurocrine Biosciences, Inc.
                        3050 Science Park Road
                        San Diego, CA 92121
                        Attn: Chairman, Compensation Committee

        If to Obligor:  Errol B. De Souza
                        4507 South Lane
                        Del Mar, CA 92014

        Any payment shall be deemed made upon receipt by Payee. Payee or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.


                                               OBLIGOR:


                                               /s/ ERROL B. DE SOUZA
                                               ----------------------
                                               Errol B. De Souza